Exhibit 32.1

STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Horizon Bancorporation, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kathleen M. Jepson, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for the periods presented in the financial statements included in such Report.

/s/Kathleen M. Jepson
Senior Vice President and Chief Financial Officer
November 16, 2009